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                                                                     Exhibit 1.1

                                9,317,275 SHARES

                         THE YANKEE CANDLE COMPANY, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                               September 3, 2003


GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York  10004


Dear Sirs:

         1. Introductory. Forstmann Little & Co. Equity Partnership-V, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P. (the "SELLING STOCKHOLDERS") propose severally to sell an aggregate of 9,317,275 outstanding shares ("OFFERED SECURITIES") of the Common Stock, $.01 par value ("SECURITIES") of The Yankee Candle Company, Inc., a Massachusetts corporation ("COMPANY"). The Selling Stockholders hereby agree with the Company and with Goldman, Sachs & Co. (the "UNDERWRITER") as follows:

         2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the Underwriter that:

                  (i) A registration statement (No. 333-108079), including a form of prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission ("COMMISSION") and has been declared effective under the Securities Act of 1933, as amended, ("ACT") and is not proposed to be amended. Such registration statement is hereinafter referred to as the "REGISTRATION STATEMENT," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (ii) On the effective date of the Registration Statement relating to the Offered Securities, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of the time of filing pursuant to Rule 424(b), will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or through the Closing Date (as defined below) will include, any untrue statement of a material fact or omits, or through the Closing Date will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.
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                  (iii)    The Company has been duly incorporated, is validly
         existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (iv) The Company does not have any significant subsidiaries within the meaning of Regulation S-X under the Act.

                  (v) This Agreement has been duly authorized, executed and delivered by the Company.

                  (vi) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

                  (vii) The Securities (including the Offered Securities to be sold by the Selling Stockholders) have been duly authorized and are validly issued, fully paid and non-assessable.

                  (viii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the Articles of Organization or By-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except for the registration under the Act of the Offered Securities and such consents, approvals, authorizations, registrations or qualifications as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

                  (ix) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (x) Other than as set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (xi) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable Rules and Regulations of the Commission thereunder

                  (xii) The Company is not required to be registered as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.



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                  (xiii)   The Company has good and marketable title in fee
         simple to all real property owned by it and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in or contemplated by the Prospectus.

                  (xiv) The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                  (xv) No material labor dispute with the employees of the Company exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company, is imminent.

                  (xvi) Except as described in or contemplated by the Prospectus, the Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.

                  (xvii) Except as described in the Prospectus, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                  (xviii) Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                  (xix) Deloitte & Touche LLP, which has certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                  (xx) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits,

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         licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (xxi) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (xxii) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any Securities or to require the Company to include any such Securities with the Offered Securities registered pursuant to the Registration Statement.

                  (xxiii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment.

                  (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, the Underwriter that:

                  (i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                  (ii) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or the partnership agreement or articles of partnership of such Selling Stockholder (if such Selling Stockholder is a partnership), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement except for the registration under the Act of the Offered Securities and such consents, approvals, authorizations, registrations or qualifications as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

                  (iii) Such Selling Stockholder specifically agrees that its obligations hereunder shall not be terminated by operation of law, whether by the dissolution of any partnership or corporation, or by the occurrence of any other event. If any individual Selling Stockholder should be dissolved, or if any other such event should occur, before the delivery of the Offered Securities hereunder, certificates representing the Offered Securities shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement shall be as valid as if such termination, dissolution or other event had not occurred.

                  (iv) Immediately prior to the Closing, such Selling Stockholder will have good and valid title to the Offered Securities to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims, except for those arising under this Agreement; and, upon payment therefor and the delivery to The Depository Trust Company ("DTC") or its agent of the Offered Securities registered in the name of Cede & Co. or such other nominee designated by DTC, both as provided for herein, and the crediting of the Offered Securities to the Underwriter's accounts with DTC, Cede & Co. or such other nominee designated by DTC will be a "protected purchaser" of the Offered Securities (as defined in Section 8-303 of the Uniform

         Commercial Code as in effect in the State of New York (the "UCC")), the Underwriter will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the UCC) to the Offered Securities, and no action based on an "adverse claim" (as defined in Section 8-102 of the UCC) may be asserted against the Underwriter with respect to such security entitlement (assuming that the Underwriter is without notice of any such adverse claim).

                  (v) To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such preliminary prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the Rules and Regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Stockholder, at a purchase price of $23.25 per share, that number of Offered Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto.

         The Selling Stockholders will deliver the Offered Securities to the Underwriter for the account of the Underwriter, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter in accordance with instructions specified by the Selling Stockholders at 10:00 A.M., New York time, on September 8, 2003, or at such other time not later than seven full business days thereafter as the Underwriter determines, such time being herein referred to as the "CLOSING DATE". The certificates for the Offered Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and will be made available for checking and packaging at the above office at least 24 hours prior to the Closing Date.

         4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company and the Selling Stockholders. (a) The Company agrees with the Underwriter and the Selling Stockholders that:

                  (i) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Underwriter, subparagraph (5)) of Rule 424(b) not later than the earlier of the second business day following the execution and delivery of this Agreement. The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b).

                  (ii) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Underwriter's consent (not to be unreasonably withheld); and the Company will also advise the Underwriter promptly of the effectiveness of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its


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

         best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission, and furnish to the Underwriter and the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Offered Securities may have been sold by the Underwriter and to any other dealers upon request, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective time of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective time, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

                  (v) The Company will furnish to the Underwriter copies of the Registration Statement (one of which will be signed or contain conformed signatures and will include all exhibits), any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

                  (vi) The Company will endeavor to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter reasonably requests and continue such qualifications in effect so long as required for the distribution.

                  (vii) For a period of 60 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter. The foregoing sentence shall not apply to: (A) the Offered Securities to be sold hereunder; (B) the issuance of Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing; and (C) the granting of stock options and/or restricted stock units pursuant to the Company's existing employee benefit plans (provided such options do not become exercisable and the units do not vest during such 60-day period) and to directors in connection with their initial appointment to the Company's board of directors.

                  (viii) Upon the written request of the Underwriter, the Company shall (i) furnish to the Underwriter a certification, as contemplated by and in compliance with Treasury regulations Section 1.897-2(h), that as of the Closing Date (or such other date as may be specified in such


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

         request), the Offered Securities are not United States real property interests as defined in Section 897(c)(1) of the Code, (ii) file such certification with the Internal Revenue Services in the manner and within the time period specified in Treasury regulations Section 1.897-2(h) and (iii) promptly after such filing, furnish to the Underwriter that has requested a certificate, as the case may be, proof of such filing.

                  (ix) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel, and the Company's accountants in connection with the registration and delivery of the Offered Securities under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, any preliminary prospectus supplement, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriter, including any transfer or other taxes payable thereon, except as provided below,
         (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided herein, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Offered Securities by the National Association of Securities Dealers, Inc., (v) the cost of printing certificates representing the Offered Securities, (vi) the costs and charges of any transfer agent, registrar or depositary, (viii) all fees, disbursements and expenses of one counsel for the Selling Stockholders selected by the Selling Stockholders (which counsel may be counsel to the Company) and (x) all other costs and expenses incident to the performance of the Company's or the Selling Stockholders' obligations hereunder for which provision is not otherwise made in this Section 5. In connection with clause (ii) of the preceding sentence, the Underwriter agrees to pay New York State stock transfer tax, and the Company agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that except as provided in this Section 5,
         Section 7 entitled "Indemnification and Contribution", and Section 8, below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Offered Securities the Underwriter and any advertising expenses connected with any offers it may make.

                  (b) Each Selling Stockholder agrees with the Underwriter and the Company as follows:

                  (i) Each Selling Stockholder agrees, for a period of 60 days after the date of the initial public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriter. The foregoing sentence shall not apply to: (A) the Offered Securities to be sold hereunder; and (B) transactions relating to Securities or other securities acquired in open market transactions after the completion of the offering of the Offered Securities.

                  (ii) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each Selling Stockholder shall pay or cause to be paid any fees, disbursements and expenses of counsel for such Selling Stockholder other than as specified in clause (ix) of paragraph (a) above.

         6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to the date of this Agreement, the Underwriter shall have received a letter, dated the date of delivery thereof, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements and schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Prospectus;

                  (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) the unaudited financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                           (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                           (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or net operating income in the total or per share amounts of consolidated income before extraordinary items or net income;

         except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Underwriter, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition, financial or otherwise, earnings, business or operations of the Company and its subsidiaries, taken as a whole, which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or any other relevant state authorities;
(vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Underwriter shall have received an opinion, dated the Closing Date, of Hale and Dorr LLP, special counsel for the Company, to the effect that:

                  (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has all requisite corporate power and authority to own its property and to conduct its business as such property and business is described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction listed on an exhibit to such opinion, which, to such counsel's knowledge, constitute the only jurisdictions in the United States in which the Company owns or leases real property;

                  (ii) the Securities to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable;

                  (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                  (iv) the execution and delivery by the Company of, and the consummation by the Company of the transactions contemplated by this Agreement will not contravene any provision of the Articles of Organization or By-laws of the Company or applicable law of the Commonwealth of Massachusetts or the Federal laws of the United States (other than state securities or Blue Sky laws) or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries which has been identified to such counsel in a certificate provided by the Chief Financial Officer of the Company as material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree which has been identified to such counsel in a certificate provided by the Chief Financial Officer of the Company of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any Massachusetts or federal governmental body or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except those that have been made or obtained, and such consents, approvals, authorizations, registrations or qualifications as may be required by the securities or Blue Sky laws of the various states or the rules, regulations or interpretations of the National Association of Securities Dealers in connection with the offer and sale of the Offered Securities by the Underwriter;

                  (v) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock," and the statements in the Prospectus under the caption "Description of Capital Stock," insofar as such statements constitute summaries of the Company's Articles of Organization or By-laws or matters of law or legal conclusions, are correct in all material respects;

                  (vi) the statements in the Prospectus under the caption "United States Federal Tax Considerations for Non-United States Holders" insofar as they purport to summarize matters of the United States federal income and estate tax law, are correct in all material respects;

                  (vii) the statements in the Registration Statement in Item 15 relating to the general effect of the Articles of Organization and indemnity agreements referred to therein, insofar as such statements constitute summaries of the Articles of Organization or matters of law or legal conclusions, are correct in all material respects;

                  (viii) such counsel does not know of any legal or governmental proceedings pending to which the Company is a party that are required by the Securities Act or the rules and regulations promulgated under the Securities Act to be described in the Registration Statement or the Prospectus and are not so described; and

                  (ix) the Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         In addition to the matters set forth above, Hale and Dorr LLP, special counsel to the Company, shall state that in connection with the preparation of the Registration Statement and the Prospectus they have participated in conferences with the officers and representatives of the Company, representatives of the Underwriter, counsel for the Underwriter and independent accountants of the Company, at which conferences such counsel made inquiries of such persons and others and discussed the contents of the Registration Statement and the Prospectus. Such counsel shall further state that while the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, subject to the foregoing and based on such participation, inquiries and discussions: (a) the Registration Statement and

         Prospectus, as of their respective effective or issue dates, appear on their face to be responsive as to form in all material respects with the Act and the applicable Rules and Regulations of the Commission thereunder (provided that such counsel need not express any view or belief as to the financial statements, notes and schedules thereto, and other financial and accounting data included in or omitted from or incorporated by reference in the Registration Statement or Prospectus) and (b) no facts have come to the attention of such counsel that cause them to believe that (x) the Registration Statement, as of the date it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) the Prospectus as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, in each case, that such counsel need not express a view or belief with respect to financial statements, notes and schedules thereto, and other financial and accounting data included in or omitted from or incorporated by reference in the Registration Statement and Prospectus).

                  (e) The Underwriter shall have received an opinion, dated the Closing Date, of James A. Perley, Jr., Vice President and General Counsel of the Company, to the effect that:

                  (i) the Company has good and marketable title in fee simple to all real property owned by it and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in or contemplated by the Prospectus;

                  (ii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; and

                  (iii) the documents incorporated by reference in the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), when they became effective or were filed with the Commission (or, with respect to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002 (the "ANNUAL REPORT"), when the Company's Forms 10-K/A No. 1 and No. 2 amending the Annual Report were filed), as the case may be, complied as to form in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended, as applicable, and the applicable Rules and Regulations of the Commission thereunder.

                  (f) The Underwriter shall have received an opinion, dated the Closing Date, of Fried, Frank, Harris, Shriver & Jacobson, special counsel to each of the Selling Stockholders, to the effect that:

                  (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

                  (ii) the execution and delivery by each Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene any provision of applicable law of the State of New York, the Delaware Revised Uniform Limited Partnership Act, as amended, and the Federal laws of the United States (other than state securities or Blue Sky laws) or the partnership agreement of such Selling Stockholder, or, to the best of such counsel's knowledge, any agreement or other instrument identified to such counsel in a certificate provided by a general partner of such Selling Stockholder, binding upon such Selling Stockholder or, to the best of such counsel's knowledge, any judgment, order or decree identified to such counsel in a certificate provided by a general partner of such Selling Stockholder, of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any New York, Delaware or federal governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except those that have been made or obtained, and such consents, approvals, authorizations, registrations or qualifications as may be required by the securities or Blue Sky laws of the various states or the rules, regulations or interpretations of the National Association of Securities Dealers in connection with offer and sale of the Offered Securities; and

                  (iii) upon payment for the Offered Securities and the delivery to DTC of such Offered Securities registered in the name of Cede & Co. or such other nominee designated by DTC, both as provided for herein, and the crediting of such Offered Securities to the Underwriter's account with DTC, the Underwriter will acquire a valid security entitlement with respect to the Offered Securities, and no action based on an adverse claim may be asserted against the Underwriter with respect to such security entitlement (assuming that the Underwriter is without notice of any such adverse claim).

                  (g) The Underwriter shall have received from Dewey Ballantine LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (h) With respect to Section 6(d)(xi) above, Hale and Dorr LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                  (i) The Underwriter shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition, financial or otherwise, earnings, business, or operations of the Company and its subsidiaries, taken as a whole, except as set forth in the Prospectus or as described in such certificate.

                  (j) The Underwriter shall have received a certificate, dated the Closing Date, and signed by each Selling Stockholder that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (k) The Underwriter shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

                  (l) To avoid a 28% backup withholding tax, each Selling Stockholder agrees to deliver to the Underwriter prior to closing a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  (m) The "lock-up" agreements, each substantially in the form provided by the Underwriter, by executive officers of the Company who are not selling Securities in the offering relating to sales and certain other dispositions of Securities or certain other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date.

The Selling Stockholders and the Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents referred to herein as the Underwriter reasonably request. the Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder.

         7.       Indemnification and Contribution

                  (a) The Company will indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

                  (b) Each of the Selling Stockholders, severally in proportion to the number of Offered Securities to be sold by such Selling Stockholder hereunder, will indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below, and provided further, however, that with respect to any amount due an indemnified person under this paragraph (b), each Selling Stockholder shall be liable only to the extent of the net proceeds received by such Selling Stockholder from the sale of such Selling Stockholder's Offered Securities.

                  (c) The Underwriter will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus: the sixth and seventh paragraphs under the caption "Underwriting."

                  (d) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or
(c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. the Underwriter's obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) The obligations of the Company and the Selling Stockholders under this Section 7 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriter pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than a default by the Underwriter or the occurrence of any event specified in clause (iii), (iv), (v),
(vi) or (vii) of Section 6(c), the Company and the Selling Stockholders will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by the Underwriter in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
Attention: Registration Department, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 16 Yankee Candle Way, South Deerfield, Massachusetts 01373, Attention: James A. Perley, Jr., or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to such Selling Stockholder at the address set forth for such Selling Stockholder on Schedule A hereto.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the Underwriter in accordance with its terms.

                                        Very truly yours,


                                        FORSTMANN LITTLE & CO., EQUITY
                                        PARTNERSHIP-V, L.P.


                                        By
                                             -----------------------------------



                                        FORSTMANN LITTLE & CO.,
                                        SUBORDINATED DEBT AND
                                        EQUITY MANAGEMENT BUYOUT PARTNERSHIP-VI,
                                        L.P.


                                        By
                                             -----------------------------------



                                        THE YANKEE CANDLE COMPANY, INC.


                                        By
                                             -----------------------------------
                                             Senior Vice President and Chief
                                             Financial Officer



The foregoing Underwriting Agreement
 is hereby confirmed and accepted
 as of the date first above written.


GOLDMAN, SACHS & CO.


By
  ---------------------------------

                                   SCHEDULE A

                              SELLING STOCKHOLDERS

                                                             NUMBER OF
                                                         OFFERED SECURITIES
      SELLING STOCKHOLDERS                                   TO BE SOLD
      --------------------                               ------------------
Forstmann Little & Co., Equity
Partnership-V, L.P.                                           5,617,769
  767 Fifth Avenue, 44th Floor
  New York, NY  10153

Forstmann Little & Co., Subordinated Debt
and Equity Management Buyout
Partnership-VI, L.P.                                          3,699,506
  767 Fifth Avenue, 44th Floor
  New York, NY  10153


                                                              ---------
     Total.......................                             9,317,275
                                                              =========